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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-187323 of LIN Television Corporation on Form S-4 of our report dated March 14, 2013 related to the financial statements of Station Venture Holdings, LLC as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-187323 of LIN Television Corporation on Form S-4 of our report dated March 14, 2013 related to the financial statements of Station Venture Operations, LP as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
April 2, 2013

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS